Exhibit 99.1

UNION PACIFIC ANNOUNCES DIVIDEND INCREASE

AND ADDITIONAL GROWTH CAPITAL

Share Repurchases Also Planned

FOR IMMEDIATE RELEASE

Omaha, Neb., May 6, 2010 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors voted today to increase the quarterly dividend on the company’s common shares by 22 percent to 33 cents per share. The increased dividend is payable July 1, 2010, to stockholders of record on May 28, 2010.

“Two weeks ago Union Pacific reported record first quarter earnings, evidence that we are emerging from the challenge of last year’s recession as a stronger, more profitable company,” said Jim Young, Union Pacific chairman and chief executive officer. “With business volumes continuing to grow, we feel very positive about the long-term fundamentals of our business as well as UP’s strategy to make the most of these opportunities. As a result, we are generating solid free cash flows and have confidence going forward that we are taking the right steps to capitalize on our growth opportunities and reward our shareholders.”

The Board also approved a $100 million increase in growth capital spending in 2010, bringing the full year 2010 investment to $2.6 billion, primarily to acquire additional intermodal equipment and support our intermodal strategy.

“UP’s domestic intermodal business grew 8 percent last year during one of the worst recessions in decades, as our record service performance attracted new business to our railroad,” Young said.

In addition, Union Pacific plans to resume share repurchases on an opportunistic basis under its existing program, which authorizes purchases of up to 32.6 million shares by March 31, 2011. Timing and volume of share repurchases will be at the discretion of

-more-

management. Any share repurchase under this program may be made in the open market, or otherwise.

Union Pacific has paid dividends on its common stock for 111 consecutive years.

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Investor contact is Jennifer Hamann, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

****

This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the Corporation’s statements regarding its long-term business fundamentals and its ability to take advantage of business opportunities; its ability to capitalize on growth opportunities and reward shareholders and plans to repurchase shares, which may be discontinued in the future. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements and information should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements and information are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements and information.

-more-

Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2009, which was filed with the SEC on February 5, 2010. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements and information speak only as of, and are based only upon information available on, the date of such statements or information. The Corporation assumes no obligation to update forward-looking statements or information to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or information. If the Corporation does update any such forward-looking statements or information, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements or information. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

###